EXHIBIT (23)-1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-_____) and related Prospectus of HealthSouth Corporation for the registration of $1,000,000,000 Senior Notes and to the incorporation by reference therein of our report dated March 12, 2002, with respect to the consolidated financial statements and schedule of HealthSouth Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP

Birmingham, Alabama
June 25, 2002